EXHIBIT 10.10

CONSULTING AGREEMENT

This Consulting Agreement is made as of the 10th day of February, 2010, by and between Doug Hay (“Consultant”), and ubroadcast, inc., a Delaware corporation (the “Company”).

WHEREAS, the Company’s subsidiary, ubroadcast Entertainment, Inc., is in need of assistance in finding, developing and brokering new content for the Company’s ubroadcast.com web site, managing production of original talent and programming, as well as in performing the general operations and administrative functions of ubroadcast Entertainment, Inc.; and

WHEREAS, Consultant possesses the skills and abilities to perform the services needed by the Company; and

WHEREAS, Consultant agrees to be engaged and retained by the Company upon the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1.           The Company hereby engages Consultant, on a non-exclusive basis, to render the consulting services set forth in Exhibit “A” attached hereto.  Consultant hereby accepts such engagement and agrees to render such consulting services throughout the term of this Agreement.  Consultant agrees that, unless the Company shall otherwise agree in advance, he shall be responsible for all expenses incurred in his performance hereunder. It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform his services required hereunder as an independent contractor.

2.           The term of this Agreement shall be for a period of one month and shall renew for additional one-month periods, provided neither the Company nor Consultant submits a written notice of termination within ten (10) days prior to the termination of any term.

3.           In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant, for each term under this Agreement, the following compensation, which compensation shall be paid in arrears on or before the tenth day following each term hereunder:

The Company shall pay Consultant either (A) the sum of $4,000.00 in cash or (B) the Company shall issue shares of the Company’s $.001 par value common stock with a value of $4,000.00.

The number of shares of Company common stock that may be issued to Consultant for any term’s services shall be determined pursuant to the following formula:

$4,000.00 divided by the Applicable Share Price (defined below) equals the number of shares to be issued to Consultant.  By way of example only, if the Applicable Share Price is $.05, the Company would issue 80,000 shares of its common stock to Consultant ($4,000 divided by $.05 equals 80,000 shares).

“Applicable Share Price” shall mean the average closing sale price of the Company’s common stock, as reported by the OTC Bulletin Board, for the last ten (10) trading days of the subject term hereunder.

4.           The Company represents and warrants to Consultant that:

A.           The Company will cooperate fully and timely with Consultant to enable Consultant to perform his obligations hereunder.

B.           The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

C.           The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

D.           The Company files periodic reports with the Securities and Exchange Commission (the “SEC”), which periodic reports are incorporated herein by this reference and may be reviewed online at:

http://sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000828940&owner=exclude&count=40

The Company represents and warrants that the information contained in the documents incorporated by reference accurately reflects its business operations and current financial condition.

5.	Consultant represents and warrants to the Company that:

A.           Consultant is under no legal disability with respect to the execution and performance of this Agreement.

B.           The performance by Consultant under this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of any contractual obligation by which Consultant may be bound.
C.           Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, including the documents incorporated herein by reference by the Company, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto.  Consultant acknowledges that he is aware that the Company currently lacks adequate capital to pursue its full plan of business.

D.           Consultant represents and warrants to the Company that the shares of common stock being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are “restricted securities”, as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

E.           Consultant consents to the placement of a legend restricting future transfer on the share certificates representing the shares of common stock to be issued hereunder, which legend shall be in the following, or similar, form:

“THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION.”

6.           Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when he or they are privy to non-public information.  Consultant agrees that neither he nor any of his affiliates will disseminate any printed matter relating to the Company without prior written approval of the

Company. Consultant further agrees that he and each of his affiliates will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

7.           All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.  Notices shall be addressed:

to Consultant at:	Doug Hay
    __________________
    __________________

and to the Company at:	ubroadcast, inc.
    Attention: John L. Castiglione
    1666 Garnet Avenue, Suite 312
    San Diego, California 92109

8.	Miscellaneous.

A.           In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its San Diego, California, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

B.           This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

C.           This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

D.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

“COMPANY”: UBROADCAST, INC. By: /s/ John L. Castiglione President	“CONSULTANT”: /s/ Doug Hay

Exhibit “A”

Services to be Performed by Doug Hay (Consultant)

At the direction of the president of the Company or the president of ubroadcast Entertainment, Inc., a subsidiary of the Company, Consultant shall assist ubroadcast Entertainment, Inc. in finding, developing and brokering new content for the Company’s ubroadcast.com web site, managing production of original talent and programming, as well as in performing the general operations and administrative functions of ubroadcast Entertainment, Inc.  In addition, Consultant shall perform such other services as may reasonably requested by the Company.